UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
The Company previously disclosed in a Form 8-K dated June 16, 2006 that, in the context of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), among the Company, Tenaris S.A. (“Tenaris”) and OS Acquisition Corporation, the Company does not believe that Tenaris qualifies as a “Public Acquirer” for purposes of the Public Acquirer Change of Control provisions of Section 7.06(f) of the Indenture dated as of December 30, 2004 (the “Indenture”), between the Company and The Bank of New York, as Trustee, (the “Trustee”). The Company understands that the Trustee intends to send a written notice to holders of its 4.00% Convertible Senior Subordinated Notes due June 15, 2033 (the “2004 Convertible Notes”) that includes correspondence notifying the Trustee that Tenaris concurs with Maverick’s position that Tenaris does not have “a class of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market” and hence is not a “Public Acquirer’ as defined in the Indenture.
The information in this Current Report on Form 8-K is “furnished”, but shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION
Date: September 18, 2006	By:	/s/ Joyce M. Schuldt
		Name:	Joyce M. Schuldt
		Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary